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                                 Exhibit  10.38
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           ALCO STANDARD CORPORATION 1985 DEFERRED COMPENSATION PLAN

                               AMENDMENT 1996-1
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     Pursuant to Section 19 of the Alco Standard Corporation 1985 Deferred
Compensation Plan, Alco Standard Corporation, the sponsor of the Plan, hereby adopts this Amendment 1996-1 to the Plan, effective as of January 1, 1997.

     1. Section 2(d) of the Plan is hereby amended by adding thereto a new last sentence, to read as follows:

     On and after January 1, 1997, solely for purposes of determining when benefit payments shall be made under Sections 5,6,7 and 8 of the Plan, the vesting percentage under Section 9 of the Plan and the benefit payment obligation under Sections 12 of the Plan, Unisource Worldwide, Inc. ("Unisource") shall be deemed to be an Affiliated Employer.

     2. Section 12 of the Plan is hereby amended by adding thereto a new last sentence to read as follows:

     Not withstanding the foregoing, Unisource shall pay all benefits that are payable under this Plan to or with respect to Unisource Employees, as defined in Section 2.01(a), and modified by Section 6.02(g), ("Unisource Employee") of the Benefits Agreement dated as of _______________, 1996, between Alco Standard Corporation and Unisource (the "Benefits Agreement") as the benefits become due.

     3. The Plan is hereby amended by adding thereto the following new Section 23 and renumbering the current Section 23 as Section 24:

     23. Unisource and Unisource Employees.  Notwithstanding anything to the
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     contrary in this Plan, (i) in administering the Plan, if an issue arises with respect to the amount of benefits to be paid to a Unisource Employee under the Plan, the Administrator shall consult with Unisource before making a final decision; (ii) no amendment, modification or termination of the Plan by the Board of Directors of Alco may increase Unisource's liabilities hereunder without the consent of Unisource; and (iii) no acceleration of benefits by Alco may increase Unisource's liabilities hereunder without the consent of Unisource.

     3. In all other respects, the Plan shall remain unchanged by this amendment.


                              ALCO STANDARD CORPORATION

                              By:________________________________